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                                                                    Exhibit 10.1

                              TORCH OFFSHORE, INC.
                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of October 28, 2004 (the "Effective Date"), and is entered into between Torch Offshore, Inc., a Delaware corporation (the "Corporation"), and Vincent Lecarme, a person of the full age of majority (the "Employee").

      1.    Employment and Duties.

      (a) The Corporation agrees to employ the Employee as Senior Vice President
- Operations, as of the effective date of this Agreement for the period set forth in paragraph 1(c) below, unless employment is terminated sooner as provided herein.

      (b) The Employee accepts employment and agrees to devote his full time and attention to the performance of his duties as determined, from time to time, by the Chief Executive Officer or the Board of Directors of the Corporation.

       (c) The Employee shall commence his duties as of October 28, 2004, and shall continue to serve in the employ of the Corporation until October 28, 2005, (the "Initial Term"), except as provided herein. Upon the expiration of the Initial Term, this Agreement shall be automatically renewed for two (2) successive one-year terms unless terminated at least sixty (60) days prior to the end of the then current year term (each successive year is the "Renewal
Term).

      (d) The Corporation will sponsor and process at its cost the extension(s) of the Employee's H1B visa that is required for the Employee's employment.

      2. Compensation. The Corporation shall pay to the Employee the following amounts, subject to the terms and conditions set forth in this Agreement:

      (a) An annual salary of $210,000.00, and such amount shall be prorated and paid in accordance with the Corporation's customary payroll practices.

      (b) Employee shall be eligible to participate in the Torch "Incentive Bonus Plan" as determined by the Compensation Committee of the Corporation commencing for the financial results of the fiscal year starting January 1, 2004 and ending December 31, 2004 and continuing as determined by the Compensation Committee of the Board of Directors of the Corporation for future fiscal year time periods.

      (c) If the Corporation terminates the employment of the Employee for any reason other than Cause (as defined herein), then the Corporation shall pay to the Employee severance payments of six month's of salary at his then current rate, to be paid in accordance with the Company's standard payroll practices.

      Any amount(s) payable under this Agreement shall be subject to the withholding of such income and employment taxes as may be required by law to be withheld.

      3. Payment or Reimbursement of Expenses. Subject to compliance by the Employee with such policies regarding expenses and expense reimbursements as may be adopted, from time to time, by the Corporation, the Employee shall be paid or reimbursed for reasonable expenses actually incurred in


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connection with the performance of his duties hereunder and in the furtherance of the business and affairs of the Corporation. Any such reimbursement shall be made within a reasonable period after presentation by the Employee of an itemized account of such expenses, accompanied by appropriate receipts satisfactory to the Corporation. In no event shall any expense be paid or reimbursed, unless properly accounted for to the extent necessary to substantiate the Corporation's Federal income tax deduction under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder or any similar state or federal law or regulation.

Relocation Expenses. The Employee shall be reimbursed for expenses incurred in connection with the Employee's relocation to Houston, Texas. Such expenses should be submitted to the Chief Financial Officer on an expense account form. The Employee shall also be reimbursed for a maximum of 30 days of temporary accommodation in Houston, Texas, until a permanent residence can be established. However, in no event will the amount of reimbursement for relocation expenses and temporary accommodations exceed $10,000 in aggregate.

      4.    Additional Benefits.

      (a) The Employee shall be eligible to participate in such qualified employee benefit plans and other welfare or fringe benefits as may be maintained by the Corporation for the benefit of employees, from time to time. Such participation shall be determined in accordance with the terms and conditions of each such separate plan or program.

      (b) The Employee expressly acknowledges and agrees that, notwithstanding any provision of this Agreement to the contrary, the Employee shall not be eligible to receive from the Corporation any form of severance pay or other form of termination benefit, except as expressly provided herein (other than coverage under COBRA or other form of legally mandated benefit available after the termination of employment).

      (c) The Employee shall be entitled to 15 business days of paid vacation each year and one return trip to permanent residence in Indonesia, in coach class for himself and his wife, to be accrued and taken in accordance with the Corporation's standard policies and practices.

      5.    Termination.

      (a) This Agreement and the Corporation's obligations hereunder shall terminate as of the conclusion of the Initial Term, unless terminated earlier pursuant to this paragraph 1 hereof or extended for successive one-year terms as provided in paragraph 1(c) hereof.

      (b) Either party may terminate this Agreement by providing the other party with thirty (30) days written notice.

      (c) If the Employee dies or becomes totally disabled (as determined by the Board of Directors or the Chief Executive Officer of the Corporation), this Agreement and the Employee's rights hereunder shall automatically terminate as of the date of such death or disability.

      (d) The Corporation may terminate this Agreement and the Employee's rights hereunder at any time for Cause, which shall mean (i) any willful breach of duty by the Employee in the course of the performance of his duties hereunder or for the habitual neglect by the Employee of such duties, each as determined by the Board of Directors of the Corporation, which continues after written notice to Employee; (ii) the conviction of any felony or plea of "no contest" to any charge that he has committed any felony; (iii) arrest or formal charge with having committed any felony which involves embezzlement, theft, bribery, or other business-related crimes or any aggravated crime against a person; (iv) arrest or


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otherwise formal charge with a felony or any crime involving moral turpitude or any other criminal activity or unethical conduct which, in the opinion of the Board of Directors of the Corporation, would materially impair the Employee's ability to perform his duties hereunder or would impair the business reputation of the Corporation; (v) failure or refusal to comply with the policies, standards and regulations of the Corporation after written notice to Employee; or (vi) breach of the provisions of paragraph 7 hereof.

      7. Covenant Not to Compete. During the term of the Employee's employment with the Corporation or for a period of six (6) months following any termination of the Employee's employment with the Corporation, the Employee agrees that, with respect to the parishes within the State of Louisiana, and the counties within the States of Texas, Alabama, Florida, and Mississippi set forth on Schedule A attached hereto, including the territorial waters of the United States located offshore of such areas, (c) France, (d) Italy, (e) Athens, (f) United Arab Emirates (h) West Africa including Nigeria and (g) Norway each of which the Employee stipulates and agrees that the Corporation carries on or intends to carry on a like business, the Employee shall not, directly or indirectly, for his own benefit or to the detriment of the Corporation or its affiliates:

      (a) Own, manage, operate, control, or participate in the ownership, management, operation, or control of a business (however structured) that carries on or engages in any manner (excluding stock in a publicly held corporation), in the Pipelay and Subsea Construction Business. For this purpose, the term "Pipelay and Subsea Construction Business" shall refer to the installation, laying, and/or burying of transmission lines, trunk lines, and flowlines, laying of all rigid, flexible, reeled, or coiled tubing and installing, laying, and/or burying of control, power umbilicals and subsea communication or power cables, and pipeline tie-ins, pipeline burial, riser installation and survey, inspection, maintenance, and repair services in connection with oil and gas pipelines;

      (b) Perform any services similar to the primary services he performed while employed by the Corporation or any of its subsidiaries or affiliates for any person, partnership, corporation, association, group, or other entity engaged in the Pipelay and Subsea Construction Business (as defined above), whether as an employee, independent contractor, or otherwise; or

      (c) Solicit customers or employees of the Corporation or any of its subsidiaries or affiliates for any purpose or in any manner detrimental to the Corporation or its business or operations.

                  The parties hereto agree that each of the foregoing prohibitions is intended to constitute a separate restriction. Accordingly, should any such prohibition be declared invalid or unenforceable, such prohibition shall be deemed severable from and shall not affect the remainder thereof. The parties further agree that the foregoing restrictions are reasonable in both time and scope.

            Because of the difficulty of measuring economic loss to the Corporation as a result of a breach of any of the foregoing prohibitions, and because of the immediate and irreplaceable damage that could be caused to the Corporation for which it would have no other adequate remedy, the Employee agrees that the foregoing prohibitions may be enforced by the Corporation, in the event of a breach by him, by injunctions, restraining orders, and orders of specific performance issued by a court of competent jurisdiction. The Employee further agrees to waive any requirement for the Corporation's securing or posting of any bond in connection with such remedies.

      8.    Confidential Information.

      (a) The Employee agrees not to disclose, either while employed by the Corporation or any of its subsidiaries or affiliates or at any time thereafter, to any person not employed by the Corporation or not engaged by the Corporation to render services to the Corporation, any confidential information of the


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Corporation or its subsidiaries or affiliates learned by the Employee during the course of his employment by the Corporation. This paragraph 8 shall not preclude the Employee from the use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Corporation for from disclosure required by law or court order. The Employee further agrees that, upon the expiration or termination of this Agreement for any reason, he will not take with him, without the prior written consent of the Corporation, any document, magnetic or other storage media, or any other books, records, files, or confidential or proprietary information of the Corporation or any of its subsidiaries or affiliates.

      (b) All written materials, records, and documents made by the Employee or in the possession of the Employee during or after the term of this Agreement concerning the business or affairs of the Corporation or any of its subsidiaries or affiliates, or other items or property held by or for the Employee, but owned or used by the Corporation or such subsidiary or affiliate, as the case may be, and, upon the expiration or termination of the term of this Agreement or upon the request of the Corporation or such subsidiary or affiliate, the Employee shall promptly deliver all of such materials, records, documents, or other items or property that are then in his possession.

      9. Notices. All notices, requests, demands, and other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States certified mail, return receipt required, postage prepaid, addressed as follows:

            If to the Employee:           If to the Corporation:

            Vincent Lecarme               Torch Offshore, Inc.
            ____________________          401 Whitney Avenue, Suite 400
            ____________________          Gretna, Louisiana 70056
            ____________________          Attention:  Lyle Stockstill, CEO

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      10. Governing Law. The provisions of this Agreement shall be construed in accordance with the substantive local law of the State of Louisiana, without consideration of the conflicts of law provisions thereof.

      11. Successors. This Agreement shall be assignable by the Corporation, with the prior written consent of the Employee. The Employee's obligation to provide services hereunder, being personal to the Employee, may not be assigned by the Employee.

      12. Remedies. Each party acknowledges that the other party will have no adequate remedy at law if the first party violates certain of the terms of this Agreement, and that the other party shall have the right, to the extent permitted by applicable law, in addition to any other rights or remedies it may have, to obtain from any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce the provisions hereof.

      13. Waiver. No waiver of any obligation, right or remedy under this Agreement shall be effective, unless such waiver is made in writing, specifying the terms of this Agreement subject to waiver and executed by the party to be charged with such waiver. A waiver by either party of any of his or its rights or remedies hereunder on any occasion shall not be a bar to the exercise of the same right or remedy on any subsequent occasion or of the exercise of any other right or remedy at any time.


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      14. Integration and Amendments. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding, whether written or oral, relating to such subject matter. No modification or amendment to this Agreement shall be effective or binding unless in writing, specifying such modification or amendment, executed by both of the parties hereto.

      15. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

      16. Severability. Should any section, provision, or portion of this Agreement be declared invalid or unenforceable in any jurisdiction, then such section, provision, or portion shall be deemed to be (a) severable from this Agreement as to such jurisdiction (but not elsewhere) and shall not affect the remainder hereof and (b) amended to the extent, and only to the extent, necessary to permit such section, provision, or portion, as the case may be, to be valid and enforceable in such jurisdiction (but not elsewhere).

      17. Survival of Certain Provisions. The rights and obligations of the Employee under paragraph 7 hereof shall survive the expiration or termination of this Agreement.

      THIS AGREEMENT was executed in multiple counterparts, each of which shall be deemed an original, as of the dates set forth below, but to be effective as of the Effective Date.

EMPLOYEE:                     TORCH OFFSHORE, INC.

/s/ Vincent Lecarme                 By: /s/ Lana J. Hingle Stockstill
-------------------                     -----------------------------
Vincent Lecarme

                                    Title: Chief Administrative Officer

Date: October 28, 2004                    Date: October 28, 2004


Schedule A - Counties and Parishes in which Competition is Prohibited


I.    Texas

      Jefferson               Chambers                      Harris
      Galveston               Brazoria
      Calhoun                 Aransas
      Nueces Cameron


II.   Louisiana

      Cameron                 Vermilion                     Lafayette
      Iberia                  St. Mary                      Orleans
      Terrebonne              Lafourche
      Jefferson               Plaquemines

III.  Mississippi

      Hancock                 Harrison
      Jackson

IV.   Alabama

      Mobile

V.    Florida

      Escambia                Santa Rosa
      Pinnellas               Hillsborough
      Manatee                 Brevard


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